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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)      June 7, 1999
                                                          ----------------------

                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                    1-11831                    36-3700639
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(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)

         8111 North St. Louis, Skokie, Illinois              60076
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         (Address of Principal Executive Offices)          (Zip Code)

                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5:  Other Events

         Sabratek Corporation, a Delaware corporation ("Sabratek"), was served with an amended complaint on June 7, 1999. The amended complaint expands the allegations against Sabratek to include allegations that Sabratek withheld material information about its future prospects and engaged in improper revenue recognition, and named three additional officers and one director of Sabratek as defendants.

         The complaint is an amendment to the complaint that was filed in the United States District Court for the Northern District of Illinois (Chu v. Sabratek Corporation, et al., Docket No. 99 C 0351) on January 27, 1999 as a purported class action on behalf of all persons who purchased shares of Sabratek's common stock between January 13, 1998 and November 24, 1998, although no court has determined that such persons constitute a proper class. Sabratek intends to vigorously defend against these charges and believes the amended complaint is without merit.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: June 16, 1999                       By:    /s/ Stephen L. Holden
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                                                  President











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